UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2016
Date of Report (Date of earliest event reported)

MJP INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	33-1229553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 E. Goldstone Drive Suite 218 Meridian, Idaho	83642
(Address of principal executive offices)	(Postal Code)

                               (208) 231-1606
Registrant’s telephone number, including area code

2806, 505 - 6th Street SW
Calgary, Alberta, Canada TWP 1X5
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a) Effective November 30, 2016, MJP International Ltd., a Nevada corporation (the “Company”), accepted the resignations of Allan Y.L. Fung and Chris Tong Tang as members of the Company’s Board of Directors.  The resignations of Messrs. Fung and Tang were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

(b) Effective November 29, 2016, the Company appointed the following individuals as officers of the Company in such capacities as indicated next to their respective names:

Liao Zu Guo – Chief Executive Officer and Chief Financial Officer
Christopher C. Hudson – Chief Operating Officer
Thomas Kirby - Chief Commercial Officer
Austin Anderson – Chief Brand Officer
Keaghan Caldwell – Chief Creative Officer
Nathanial A. Essex – Chief Process Officer
Klaus Geistert – Chief Diversity Officer

Biographies

Liao Zu Guo – Chief Executive Officer and Chief Financial Officer, Director

Liao Zu Guo has acted as a director of the Company since November 16, 2016.  Mr. Liao Zu Guo received a Bachelor’s degree in accountancy from Guangxi University in 2006, and a Master’s degree in Business Administration from Guangxi Normal University in 2008.  From May 2006 to June 2008, he served as an accounting assistant for Guangxi Guiguan Electric Power Co. Ltd. while getting his Master’s in Business Administration degree.  From July 2008 to October 2011, he served as a Senior Accountant for Nanning Yihua Trading Co., Ltd. where he conducted audits and engaged in financial management.  From December 2011 to April 2014, Mr. Liao served as Finance Controller for Wuzhou Stars Gem Co., Ltd. where he was responsible for supervising financial reporting, corporate finance and investor relations.  From April 2014 to Present, he served as Finance Controller for Guangzhou Mingzhi Accounting and Tax Consultation Company Limited, where he worked with internal and external teams to update procedures and policies and develop new tools to support functions across offices.

Mr. Liao Zu Guo has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Christopher Hudson

Since March 2014, Mr. Hudson has been the President of Human Energy Alliance Laboratories which became a subsidiary of the Company as of November 1, 2016.  Since January 2016, Mr. Hudson has been a Buyer and Supply Chain Manager for Schweitzer Engineering Laboratories.   From October 2014 to December 2015, he was a Marketing Coordinator for Farmers Insurance Corporation where he trained employees on customer relationship management.  From August 2015 to December 2015, Mr. Hudson was an Operations Management Consultant for The Boeing Company where he analyzed processes and developed simulation software.   From June 2011 to November 2011, he was an Assistant Property Manager for Kip Development.  From May 2009 to June 2011, Mr. Hudson worked as a Teller, Loan Officer, and then Assistant Branch Manager for Potlatch No.1 Federal Credit Union where he assisted in the operations of a new branch and trained new personnel.  Mr. Hudson received a Bachelor of Science in Business Operations Management and Business Finance from the University of Idaho, Moscow, Idaho, in 2015.  He also completed executive leadership training from Pike University in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJP INTERNATIONAL LTD.

DATE: November 29, 2016

By:/s/ Liao Zu Guo
Name: Liao Zu Guo
Title: Chief Executive Office